EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tanger Properties Limited Partnership on Form S-3 (File Nos. 33-99736-01, 333-3526-01 and 333-39365-01) of our reports dated January 18, 1999 on our audits of the financial statements and financial statement schedule of Tanger Properties Limited Partnership as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                                  PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 26, 1999